Exhibit 99.3

Rosetta Stone Inc.

Supplemental Financial Data

(in thousands)

	Calendar Year 2009					Calendar Year 2010
	March 2009	June 2009	Sept 2009	Dec 2009	2009	March 2010	June 2010
Business Metrics	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2
Revenues - Consumer vs. Institutional

Consumer	40,350	42,902	50,935	65,083	199,270	49,450	43,698
Institutional	9,934	13,558	16,281	13,228	53,001	13,564	16,950
Total	50,284	56,460	67,216	78,311	252,271	63,014	60,648

YoY Growth (%)
Consumer	41%	15%	12%	16%	19%	23%	2%
Institutional	43%	32%	15%	29%	27%	37%	25%
Total	41%	18%	12%	18%	20%	25%	7%

% of Total Revenue
Consumer	80%	76%	76%	83%	79%	78%	72%
Institutional	20%	24%	24%	17%	21%	22%	28%
Total	100%	100%	100%	100%	100%	100%	100%

Consumer Revenue by Channel

DTC	24,945	25,944	28,470	34,643	114,002	30,668	24,702
Kiosk	8,222	9,279	9,776	13,141	40,418	9,356	8,645
Global Retail	7,183	7,679	12,689	17,299	44,850	9,426	10,351
Total	40,350	42,902	50,935	65,083	199,270	49,450	43,698

YoY Growth (%)
DTC	32%	25%	7%	14%	18%	23%	-5%
Kiosk	34%	16%	-3%	8%	11%	14%	-7%
Global Retail	101%	-12%	42%	29%	29%	31%	35%
Total	41%	15%	12%	16%	19%	23%	2%

% Revenue by Channel
DTC	62%	60%	56%	53%	57%	62%	56%
Kiosk	20%	22%	19%	20%	20%	19%	20%
Global Retail	18%	18%	25%	27%	23%	19%	24%
Total	100%	100%	100%	100%	100%	100%	100%

Unit Metrics
Consumer unit volume (in thousands)	116.3	118.8	143.5	190.3	568.9	127.4	111.6
Consumer average sales price per unit	$347	$361	$355	$342	$350	$388	$392

YoY Unit Metrics Growth (%)
Consumer unit volume	8%	-9%	0%	13%	3%	10%	-6%
Consumer average sales price per unit	30%	26%	12%	3%	16%	12%	8%

Rosetta Stone Inc.

Supplemental Financial Data

(in thousands)

	Calendar Year 2009					Calendar Year 2010
	March 2009	June 2009	Sept 2009	Dec 2009	2009	March 2010	June 2010
Business Metrics	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2

# of Kiosks (end of period)
US	154	172	207	201	201	190	186
Europe	3	6	10	9	9	9	10
Asia Pacific	4	5	7	32	32	41	49
Total # of Kiosks (end of period)	161	183	224	242	242	240	245

Revenues by Geography

United States	47,477	53,128	62,379	69,820	232,804	52,476	52,139
International	2,807	3,332	4,837	8,491	19,467	10,538	8,509
Total	50,284	56,460	67,216	78,311	252,271	63,014	60,648

Revenues by Geography (as a %)
United States	94%	94%	93%	89%	92%	83%	86%
International	6%	6%	7%	11%	8%	17%	14%
Total	100%	100%	100%	100%	100%	100%	100%

YoY Growth (%)
United States	42%	16%	9%	11%	17%	11%	-2%
International	25%	63%	99%	161%	95%	275%	155%